Certification Pursuant to Section 906 of the Sarbanes Oxley Act


I, Mark R. Fetting, President of Legg Mason Light Street Trust, Inc. (the "Fund"), certify that:

The N-CSR of the Fund (the  "Report")  fully complies with the  requirements  of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Fund.

Dated:  6/25/03



                                 /s/ Mark R. Fetting
                                 -------------------
                                 Mark R. Fetting
                                 President, Legg Mason Light Street Trust, Inc.




         Certification Pursuant to Section 906 of the Sarbanes Oxley Act


I, Marie K. Karpinski, President of Legg Mason Light Street Trust, Inc. (the "Fund"), certify that:

The N-CSR of the Fund (the  "Report")  fully complies with the  requirements  of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Fund.

Dated:  6/25/03



                                  /s/ Marie K. Karpinski
                                  ----------------------
                                  Marie K. Karpinski
                                  President, Legg Mason Light Street Trust, Inc.